Higher One Holdings, Inc. Reports First Quarter 2012 Financial Results

•	Revenue was $57.8 million, up 12% year-over-year

•	OneAccounts totaled 2.1 million at the end of the first quarter, up 20% year-over-year

•	161,000 increase in OneDisburse Signed School Enrollment (SSE) from new sales in the quarter; 431,000 SSE currently in implementation

New Haven, CT, May 1, 2012 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the first quarter of 2012. The company reported revenue of $57.8 million, up 12% from $51.4 million in the first quarter of 2011. The year-over-year revenue growth was primarily attributable to an increase in the number of OneAccounts and an increase in the number of higher education institutions that have contracted for its services.

“The metrics we track to judge the health of the business are strong, and our backlog of schools yet to launch suggests that we will deliver solid financial results in the latter half of the year,” said Mark Volchek, Chairman and Chief Financial Officer. “There are currently 431,000 SSE in implementation, not including the SSE anticipated to sign in the second quarter, most of which will go through their first financial aid disbursement cycle in the upcoming fall semester.  Once this occurs, we expect to see a significant increase in the number of OneAccounts generated from schools launched over the past year.”

Higher One also reported GAAP net income of $13.4 million, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $14.9 million. GAAP diluted EPS was $0.23 in the quarter, up from $0.19 in the first quarter of 2011. Non-GAAP adjusted diluted EPS was $0.25, up from $0.24 for the same period a year ago. In the first quarter of 2012, non-GAAP adjusted EBITDA was $25.2 million.

The number of OneAccounts at the end of the first quarter of 2012 totaled 2.1 million, up 20% from 1.8 million at the end of the first quarter of 2011. Total enrollment at higher education clients that have purchased the OneDisburse service increased to 4.3 million, an increase of approximately 917,000 from 3.4 million at the end of the first quarter of 2011. Total enrollment at higher education clients that have purchased the CASHNet suite of payment products increased to 2.8 million.

Operating cash flow in the quarter was $32.2 million. Cash, cash equivalents, and liquid investments totaled $55.6 million as of March 31, 2012. Higher One continued to repurchase shares during the quarter, utilizing $16.9 million to repurchase approximately 1.1 million shares at an average price of $15.21 per share in the quarter.

Higher One updated its full-year 2012 revenue and GAAP diluted EPS guidance to $200.0 – $215.0 million and $0.70 – $0.80, respectively.   The company updated full-year 2012 non-GAAP adjusted diluted EPS guidance to $0.80 – $0.90.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss first quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on helping college business offices manage operations and providing enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive Financial Aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases and learn the basics of financial management.

Higher One provides its services to approximately 6.2 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission (“SEC”).  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	Three Months
	Ended March 31,
	2011	2012
Revenue:
Account revenue	$41,999	$47,110
Payment transaction revenue	4,305	5,329
Higher education institution revenue	4,376	4,624
Other revenue	703	718
Revenue	51,383	57,781
Cost of revenue	17,433	21,324
Gross margin	33,950	36,457
Operating expenses:
General and administrative	9,772	11,226
Product development	785	906
Sales and marketing	5,464	2,867
Total operating expenses	16,021	14,999
Income from operations	17,929	21,458
Interest income	25	32
Interest expense	(74)	(109)
Other income	–	77
Net income before income taxes	17,880	21,458
Income tax expense	6,838	8,070
Net income	$11,042	$13,388

Net income available to common stockholders:
Basic	$11,042	$13,388
Participating Securities	–	–
Diluted	$11,042	$13,388

Weighted average shares outstanding:
Basic	54,594,564	55,343,943
Diluted	59,547,255	58,766,590

Net income available to common stockholders per common share:
Basic	$0.20	$0.24
Diluted	$0.19	$0.23

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands of dollars, except share and per share amounts)

	December 31,	March 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$39,085	$33,818
Investments in marketable securities and certificates of deposit	15,743	21,813
Accounts receivable	3,672	5,394
Income receivable	5,961	5,159
Deferred tax assets	33	30
Income tax receivable	12,671	861
Prepaid expenses and other current assets	6,774	3,192
Total current assets	83,939	70,267
Deferred costs	3,776	3,631
Fixed assets, net	46,088	52,299
Intangible assets, net	16,787	16,875
Goodwill	15,830	15,830
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	712	605
Restricted cash	1,250	1,250
Total assets	$176,015	$168,390

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,118	$3,814
Accrued expenses	26,414	18,289
Deferred revenue	9,690	10,039
Total current liabilities	39,222	32,142
Deferred revenue	2,173	2,162
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,801	9,723
Deferred tax liabilities	1,233	842
Total liabilities	52,429	44,869
Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 57,675,806 shares issued and 56,615,683 shares outstanding at December 31, 2011; 57,048,065 shares issued and 54,876,814 shares outstanding at March 31, 2012	58	57
Additional paid-in capital	161,268	164,714
Treasury stock, 1,060,123 and 2,171,251 shares at December 31, 2011 and March 31, 2012, respectively	(16,208)	(33,106)
Accumulated deficit, net of 2008 stock tender transaction of $93,933	(21,532)	(8,144)
Total stockholders' equity	123,586	123,521
Total liabilities and stockholders' equity	$176,015	$168,390

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands of dollars)

	Three months ended
	March 31
	2011	2012
Cash flows from operating activities
Net income	$11,042	$13,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,677	2,213
Amortization of deferred finance costs	18	34
Stock-based customer acquisition expense	2,647	-
Stock-based compensation	1,304	1,410
Deferred income taxes	(1,481)	(388)
Other income	-	(78)
Loss on disposal of fixed assets	9	20
Changes in operating assets and liabilities:
Accounts receivable	(1,908)	(1,722)
Income receivable	(1,135)	802
Deferred costs	(166)	(256)
Prepaid expenses and other current assets	4,253	15,392
Other assets	(64)	107
Accounts payable	(958)	823
Accrued expenses	4,847	117
Deferred revenue	344	338
Net cash provided by operating activities	20,429	32,200
Cash flows from investing activities
Purchases of available for sale investment securities	(4,285)	(9,770)
Proceeds from sales and maturities of available for sale investment securities	3,000	3,700
Purchases of fixed assets, net of changes in construction payables of $1,060 and ($8,233), respectively	(1,428)	(16,002)
Additions to internal use software	-	(811)
Proceeds from development related subsidies	-	330
Payment to escrow agent	(1,075)	-
Net cash used in investing activities	(3,788)	(22,553)
Cash flows from financing activities
Tax benefit related to stock options	385	1,420
Proceeds from exercise of stock options	322	564
Repurchases of common stock	-	(16,898)
Net cash (used in) provided by financing activities	707	(14,914)
Net change in cash and cash equivalents	17,348	(5,267)
Cash and cash equivalents at beginning of period	34,484	39,085
Cash and cash equivalents at end of period	$51,832	$33,818

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	March 31,	June 30,	Sept 30,	Dec 31,	March 31,
	2011	2011	2011	2011	2012

OneDisburse SSE (1)	3,413	3,659	3,970	4,169	4,330
y/y growth	27%	31%	23%	27%	27%

CASHNet suite SSE (2)	2,506	2,550	2,576	2,617	2,777
y/y growth	14%	10%	5%	6%	11%

Ending OneAccounts (3)	1,762	1,722	2,015	1,997	2,122
y/y growth	46%	39%	31%	23%	20%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
CASHNet suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2011	2012
Net income	$11,042	$13,388
Interest income	(25)	(32)
Interest expense	74	109
Income tax expense	6,838	8,070
Depreciation and amortization	1,677	2,213
EBITDA	19,606	23,748
Stock-based and other customer acquisition expense	3,088	-
Stock-based compensation expense	1,304	1,410
Adjusted EBITDA	$23,998	$25,158

Revenues	$51,383	$57,781
Net Income Margin	21.5%	23.2%
Adjusted EBITDA Margin	46.7%	43.5%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2012
Net income	$11,042	$13,388
Stock-based and other customer acquisition expense	3,088	-
Stock-based compensation expense - ISO	427	507
Stock-based compensation expense - NQO	877	903
Amortization of intangibles	768	768
Amortization of deferred finance costs	18	34
Total pre-tax adjustments	5,178	2,212
Tax rate	38.2%	38.2%
Tax adjustment	1,815	651
Adjusted net income	$14,405	$14,949

Diluted average weighted shares outstanding	59,547,255	58,766,590
Diluted EPS	$0.19	$0.23
Adjusted Diluted EPS	$0.24	$0.25

Revenues	$51,383	$57,781
Net Income Margin	21.5%	23.2%
Adjusted Net Income Margin	28.0%	25.9%

Higher One Holdings, Inc.
Business Outlook

	Twelve Months Ending
	December 31, 2012
	GAAP			Non-GAAP (b)
Revenues (in millions)	$200.0	-	$215.0	$200.0	-	$215.0
Diluted EPS	$0.70	-	$0.80	$0.80	-	$0.90

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2012 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $3.0 million, and (ii) stock-based compensation expense of approximately $4.5 million.